Exhibit 99.1

Mallinckrodt plc Reports Fiscal 2016 Second Quarter Results

•	Net sales of $918 million, up 12.1%; 12.7% on a constant-currency basis

•	Specialty Brands segment was 58.3% of total company net sales, driven by continued strong volume growth, expanding patient access

•	Diluted earnings per share from continuing operations of $1.07; adjusted diluted earnings per share of $2.01, up 18.2%

•	Acthar® net sales of $248 million, up 8.9%

•	INOMAX® net sales of $116 million; up 13.8% on a pro forma basis

•	Second quarter free cash flow of $186 million

•	Raises fiscal 2016 adjusted diluted earnings per share guidance to $8.15-$8.50 per share

CHESTERFIELD, United Kingdom - May 3, 2016 - Mallinckrodt plc (NYSE: MNK), a leading global specialty biopharmaceutical company, today reported results for the second quarter of fiscal 2016. Amounts reported reflect presentation of the company’s former contrast media and delivery systems (CMDS) business as a discontinued operation. Unless otherwise noted, all comparisons of fiscal 2016 second quarter or first half performance are to the comparable periods of fiscal 2015.

Total Mallinckrodt net sales were $918.0 million in the second quarter of fiscal 2016, up 12.7% on a constant-currency basis. Specialty Brands segment revenue was up 60.0% and the primary component of overall net sales acceleration. Results were led by solid volume growth in H.P. Acthar Gel (repository corticosteroid injection), the inclusion of INOMAX (nitric oxide) gas for inhalation and Therakos® immunotherapy platforms, and incremental volume growth for OFIRMEV® (acetaminophen) injection. Specialty Brands results were partially offset by decreased net sales within the Specialty Generics and Nuclear Imaging segments.

GAAP net income from continuing operations for the quarter was $120.3 million, or $1.07 per diluted share, compared with $75.2 million, or $0.64 per diluted share. The increase principally reflects higher net sales and profits from recently acquired assets in the Specialty Brands segment and strong net sales and profit contribution from Acthar. In addition, selling, general and administrative (SG&A) costs decreased due to ongoing restructuring and 2015 charges that did not recur in fiscal 2016. These factors were partially offset by higher interest expense resulting primarily from the debt associated with the acquisitions of INOMAX and Therakos, and the impairment of in-process research and development intangible assets acquired in our fiscal 2013 CNS Therapeutics, Inc. acquisition.

Adjusted net income for the quarter was $224.8 million, up 12.9% from $199.1 million. Adjusted diluted earnings per share were $2.01, up 18.2% from $1.70.

During the quarter, the company repurchased 3.4 million shares under its share repurchase program.

“Mallinckrodt’s performance in the second quarter of fiscal 2016 was again very strong, driven by exceptional commercial execution across our Specialty Brands portfolio,” said Mark Trudeau, President and Chief Executive Officer. “Each of the key branded products contributed volume growth - Acthar, INOMAX, Therakos and, notably, OFIRMEV - expanding patient access so more people may benefit from these drugs. The Specialty Brands segment continues to contribute nearly 60% of our total net sales.

“The strength of our growth strategy is evidenced by these results,” Trudeau continued. “We continue to acquire under-resourced assets for underserved patient populations in areas of high unmet medical need. Then we invest in commercial and scientific support for these assets, including generating additional data and sponsoring clinical and health economic studies. By following this strategy and focusing on execution, we are making steady progress and creating near- and long-term value for patients and shareholders.”

GAAP gross profit was $479.6 million for the quarter, up 3.6% over $462.9 million. This growth resulted from the addition and performance of both INOMAX and Therakos, and the performance of Acthar and OFIRMEV; partially offset by decreased gross profit from the Specialty Generics segment. Adjusted gross profit as a percentage of net sales was 71.4% versus 71.9%.

GAAP SG&A expenses for the quarter were $231.2 million, compared with $308.4 million. However, adjusted SG&A as a percentage of net sales for the quarter was 25.3%, an improvement of 250 basis points. The decrease in absolute SG&A expenses is primarily due to fiscal 2015 legal, environmental and equity costs - as well as benefits from restructuring - all partially offset by the addition of INOMAX and Therakos marketing and sales teams to the business.

Income tax benefit in the second quarter was $53.6 million, versus a benefit of $34.1 million. The adjusted effective tax rate was 15.7% compared to 20.2%.

Six-Month Fiscal 2016 Results
Net sales were $1.833 billion, up 15.5% compared with $1.587 billion. The increase came primarily through the inclusion and performance of INOMAX and Therakos, and continued net sales performance of Acthar. Specialty Brands results were partially offset by decreased net sales within the Specialty Generics segment.

On a GAAP basis, net income was $329.4 million, compared with $191.5 million. Diluted earnings per share from continuing operations were $2.07 compared with $1.38.

On a non-GAAP basis, adjusted net income was $467.5 million, compared with $407.8 million. Adjusted diluted earnings per share were $4.09, compared with $3.49, an increase of 17.2%.

Liquidity
In the first six months of fiscal 2016, Mallinckrodt generated $448.7 million in free cash flow, with $186.3 million in the second quarter. The company used a portion of this strong cash generation and the cash received from the divestiture of CMDS to repurchase $501.6 million of ordinary shares and to acquire the Hemostasis products. Mallinckrodt’s cash balance at the end of the quarter was $341.4 million. The company’s liquidity position remains quite strong and resilient, and management remains focused primarily on allocating capital to share repurchases, debt reduction and additional business development targets.

BUSINESS SEGMENT RESULTS

Specialty Brands Segment
The segment benefited from strong commercial execution throughout the second quarter with net sales increasing to $535.0 million, compared with $334.3 million, an increase of 60.0%. As noted, the increase in net sales was driven by the inclusion and performance of INOMAX and Therakos, which collectively generated net sales of $165.7 million. Additionally, Acthar net sales were $248.4 million in the quarter, an 8.9% increase over $228.0 million. Mallinckrodt’s second largest product, INOMAX, generated net sales of $115.5 million, an increase of 13.8% reported over pro forma net sales of $101.5 million, and up 13.9% on a constant-currency basis. OFIRMEV net sales were $71.1 million compared with $68.1 million, an increase of 4.4%. Net sales of the Therakos immunotherapy product line were $50.2 million, which represents growth of 11.6% reported over pro forma net sales of $45.0 million, and up 13.0% on a constant-currency basis.

Specialty Generics Segment
Net sales for the segment in the second quarter decreased 27.1%, to $264.4 million, compared with $362.8 million, driven principally by net sales declines in various product categories due to increased competition. This quarter's comparison also reflects an exceptionally strong second quarter in fiscal 2015. Management continues to expect difficult year-over-year net sales comparisons in this segment moving forward.

Nuclear Imaging Segment
The company completed the sale of its CMDS business to Guerbet S.A. in November 2015. The financial results of the CMDS business are presented as a discontinued operation in both the current and prior fiscal year. The Global Medical Imaging segment was renamed Nuclear Imaging at the beginning of fiscal 2016.

Net sales for the second quarter fiscal 2016 for the Nuclear Imaging segment were $102.2 million, compared with $109.5 million.

GUIDANCE UPDATE
Management is raising its fiscal 2016 guidance for adjusted diluted earnings per share from the previous $7.85 to $8.30 to a revised range of $8.15 to $8.50.

CONFERENCE CALL AND WEBCAST

Mallinckrodt will hold a conference call for investors on Tuesday, May 3, 2016, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors.

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 73221217.

•
Through an audio replay: A replay of the call will be available beginning at 11:30 a.m. U.S. Eastern time on Tuesday, May 3, 2016, and ending at 11:59 p.m. U.S. Eastern Time on Tuesday, May 17, 2016. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number (404) 537-3406. All callers will be required to provide the Conference ID of 73221217.

ABOUT MALLINCKRODT
Mallinckrodt is a global business that develops, manufactures, markets and distributes specialty pharmaceutical and biopharmaceutical products and therapies, as well as nuclear imaging products. Areas of focus include autoimmune and rare diseases in specialty areas like neurology, rheumatology, nephrology and pulmonology; immunotherapy and neonatal respiratory critical care therapies; analgesics and hemostasis products; and central nervous system drugs. The company's core strengths include the acquisition and management of highly regulated raw materials and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Nuclear Imaging segment includes nuclear imaging agents. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

Mallinckrodt uses its website as a channel of distribution of important company information, such as press releases, investor presentations and other financial information. It also uses its website to expedite public access to time-critical information regarding the company in advance of or in lieu of distributing a press release or a filing with the U.S. Securities and Exchange Commission (SEC) disclosing the same information. Therefore, investors should look to the Investor Relations page of the website for important and time-critical information. Visitors to the website can also register to receive automatic e-mail and other notifications alerting them when new information is made available on the Investor Relations page of the website.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, net sales growth on a constant-currency basis, adjusted effective tax rate, pro forma fiscal 2015 INOMAX net sales, pro forma fiscal 2015 Therakos net sales, and free cash flow, which are considered "non-GAAP" financial measures under applicable SEC rules and regulations.

Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts prepared in accordance with accounting principles generally accepted in the U.S. (GAAP) and adjusted for certain items that management believes are not reflective of the operational performance of the business. The adjustments for these items are on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income. Adjustments to GAAP amounts include, as applicable to each measure, restructuring and related charges, net; amortization and impairment charges; discontinued operations; acquisition-related expenses; changes in fair value of contingent consideration obligations; inventory step-up expenses; significant legal and environmental charges; recurrent cash tax payments to the U.S. Internal Revenue Service associated with internal installment sales transactions; and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.

The adjusted effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in Mallinckrodt’s reconciliation of net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in its reconciliation of adjusted net income (excluding dilutive share impact). The income tax impact item included in its reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as U.S. tax payments associated with internal installment sale transactions.

Net sales growth on a constant-currency basis measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period.

Pro forma second quarter fiscal 2015 INOMAX net sales represent $101.5 million of INOMAX net sales under its prior ownership. Pro forma second quarter fiscal 2015 Therakos net sales represent $45.0 million of its net sales under its prior ownership.

Free cash flow for the first six months of fiscal 2016 represents net cash provided by operating activities of $540.1 million less capital expenditures of $91.4 million, each as prepared in accordance with GAAP. For the second quarter, the company generated $228.7 million in net cash provided by operating activities less capital expenditures of $42.4 million.

The company has provided these adjusted financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these adjusted measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These adjusted measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these adjusted measures may differ from similarly titled measures used by others.

Because adjusted financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical adjusted financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Cautionary Statements Related to Forward-Looking Statements
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt's businesses and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industries in which Mallinckrodt operates; the commercial success of Mallinckrodt's products; Mallinckrodt's ability to realize anticipated growth, synergies and cost savings from acquisitions; conditions that could necessitate an evaluation of Mallinckrodt's goodwill and/or intangible assets for possible impairment; changes in laws and regulations; Mallinckrodt's ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt's ability to successfully develop or commercialize new products; Mallinckrodt's ability to protect intellectual property rights; Mallinckrodt's ability to receive procurement and production quotas granted by the U.S. Drug Enforcement Administration; customer concentration; Mallinckrodt's reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar Gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt's ability to navigate price fluctuations; Mallinckrodt's ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended September 25, 2015. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS

Investor Relations
Coleman N. Lannum, CFA
Senior Vice President, Investor Strategy and IRO
314-654-6649
cole.lannum@mallinckrodt.com

Media
Rhonda Sciarra
Senior Communications Manager
314-654-8618
rhonda.sciarra@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications and Public Affairs
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	March 25, 2016	Percent of Net sales	March 27, 2015	Percent of Net sales
Net sales	$918.0	100.0%	$819.0	100.0%
Cost of sales	438.4	47.8	356.1	43.5
Gross profit	479.6	52.2	462.9	56.5
Selling, general and administrative expenses	231.2	25.2	308.4	37.7
Research and development expenses	58.6	6.4	58.0	7.1
Restructuring charges, net	8.7	0.9	3.5	0.4
Non-restructuring impairment charges	16.9	1.8	—	—
Gains on divestiture and license	(0.2)	—	(0.9)	(0.1)
Operating income	164.4	17.9	93.9	11.5
Interest expense	(97.2)	(10.6)	(57.4)	(7.0)
Interest income	0.2	—	0.4	—
Other income (loss), net	(0.7)	(0.1)	4.2	0.5
Income from continuing operations before income taxes	66.7	7.3	41.1	5.0
Income tax benefit	(53.6)	(5.8)	(34.1)	(4.2)
Income from continuing operations	120.3	13.1	75.2	9.2
Income (loss) from discontinued operations, net of income taxes	(2.0)	(0.2)	23.6	2.9
Net income	$118.3	12.9%	$98.8	12.1%

Basic earnings per share:
Income from continuing operations	$1.08		$0.64
Income (loss) from discontinued operations	(0.02)		0.20
Net income	1.06		0.85
Diluted earnings per share:
Income from continuing operations	$1.07		$0.64
Income (loss) from discontinued operations	(0.02)		0.20
Net income	1.06		0.84
Weighted-average number of shares outstanding:
Basic	111.1		115.6
Diluted	112.0		117.2

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	March 25, 2016				March 27, 2015
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$479.6	$231.2	$118.3	$1.06	$462.9	$308.4	$98.8	$0.84
Adjustments:
Intangible asset amortization	173.2	(1.8)	175.0	1.56	121.8	(1.1)	122.9	1.05
Restructuring and related charges, net (1)	0.6	(1.1)	10.4	0.09	—	—	3.6	0.03
Inventory step-up expense	2.1	—	2.1	0.02	4.4	—	4.4	0.04
Incremental equity conversion costs	—	—	—	—	—	(21.6)	21.6	0.18
Loss (income) from discontinued operations	—	—	2.0	0.02	—	—	(23.6)	(0.20)
Non-restructuring impairment charges	—	—	16.9	0.15	—	—	—	—
Change in contingent consideration fair value	—	6.3	(6.3)	(0.06)	—	—	—	—
Acquisition related expenses	—	(1.9)	1.9	0.02	—	(7.1)	7.1	0.06
Significant legal and environmental changes	—	—	—	—	—	(51.3)	51.3	0.44
Income taxes (2)	—	—	(95.5)	(0.85)	—	—	(85.2)	(0.73)
Dilutive share impact (3)	—	—	—	—	—	—	(1.8)	(0.01)
As adjusted	$655.5	$232.7	$224.8	$2.01	$589.1	$227.3	$199.1	$1.70

Percent of net sales	71.4%	25.3%	24.5%		71.9%	27.8%	24.3%

(1)	Includes pre-tax accelerated depreciation.

(2)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits related to acquired intangibles. Deferred tax benefits are recognized not only on intangible asset amortization, but also on recurrent cash tax payments to the IRS associated with internal installment sale transactions.

(3)
For the three months ended March 27, 2015, the diluted net income per share on a GAAP basis was required to be calculated using the two-class method of calculating net income per share. This method required $0.9 million of net income be allocated to participating securities for the three months ended March 27, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 117.2 million for the three months ended March 27, 2015. Due to the fiscal 2015 vesting of equity awards that qualified as participating securities, the Company is no longer required to use the two-class method, and therefore applied the treasury stock method for the three months ended March 25, 2016.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Three Months Ended
	March 25, 2016	March 27, 2015	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$535.0	$334.3	60.0%	(0.3)%	60.3%
Specialty Generics	264.4	362.8	(27.1)	(0.6)	(26.5)
Nuclear Imaging	102.2	109.5	(6.7)	(1.3)	(5.4)
	901.6	806.6	11.8	(0.6)	12.4
Other(1)	16.4	12.4	32.3	—	32.3
Net sales	$918.0	$819.0	12.1%	(0.6)%	12.7%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the expected presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	March 25, 2016	March 27, 2015	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$248.4	$228.0	8.9%	—%	8.9%
Inomax	115.5	—	—	—	—%
Ofirmev	71.1	68.1	4.4	—	4.4%
Therakos immunotherapy	50.2	—	—	—	—%
Hemostasis	11.4	—	—	—	—%
Other	38.4	38.2	0.5	(0.1)	0.6%
Specialty Brands Total	$535.0	$334.3	60.0%	(0.3)%	60.3%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$40.8	$66.6	(38.7)%	—%	(38.7)%
Oxycodone (API) and oxycodone-containing tablets	37.9	48.6	(22.0)	—	(22.0)
Methylphenidate ER	24.6	34.0	(27.6)	—	(27.6)
Other controlled substances	121.9	145.4	(16.2)	—	(16.2)
Other	39.2	68.2	(42.5)	(3.0)	(39.5)
Specialty Generics Total	$264.4	$362.8	(27.1)%	(0.6)%	(26.5)%

Nuclear Imaging Total	$102.2	$109.5	(6.7)%	(1.3)%	(5.4)%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Six Months Ended
	March 25, 2016	Percent of Net sales	March 27, 2015	Percent of Net sales
Net sales	$1,832.8	100.0%	$1,587.2	100.0%
Cost of sales	861.5	47.0	719.5	45.3
Gross profit	971.3	53.0	867.7	54.7
Selling, general and administrative expenses	473.7	25.8	532.5	33.5
Research and development expenses	122.2	6.7	110.7	7.0
Restructuring charges, net	15.0	0.8	10.7	0.7
Non-restructuring impairment charges	16.9	0.9	—	—
Gains on divestiture and license	(0.3)	—	(1.7)	(0.1)
Operating income	343.8	18.8	215.5	13.6
Interest expense	(195.0)	(10.6)	(106.2)	(6.7)
Interest income	0.4	—	0.5	—
Other income, net	1.3	0.1	8.4	0.5
Income from continuing operations before income taxes	150.5	8.2	118.2	7.4
Income tax benefit	(85.7)	(4.7)	(44.4)	(2.8)
Income from continuing operations	236.2	12.9	162.6	10.2
Income from discontinued operations, net of income taxes	93.2	5.1	28.9	1.8
Net income	$329.4	18.0%	$191.5	12.1%

Basic earnings per share:
Income from continuing operations	$2.09		$1.40
Income from discontinued operations	0.82		0.25
Net income	2.91		1.65
Diluted earnings per share:
Income from continuing operations	$2.07		$1.38
Income from discontinued operations	0.82		0.25
Net income	2.88		1.62
Weighted-average number of shares outstanding:
Basic	113.2		115.2
Diluted	114.2		116.8

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Six Months Ended
	March 25, 2016				March 27, 2015
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$971.3	$473.7	$329.4	$2.88	$867.7	$532.5	$191.5	$1.62
Adjustments:
Intangible asset amortization	344.8	(3.6)	348.4	3.05	245.3	(2.4)	247.7	2.12
Restructuring and related charges, net (1)	0.6	(1.1)	16.8	0.15	—	—	10.9	0.09
Inventory step-up expense	18.3	—	18.3	0.16	35.2	—	35.2	0.30
Incremental equity conversion costs	—	—	—	—	—	(45.4)	45.4	0.39
Income from discontinued operations	—	—	(93.2)	(0.82)	—	—	(28.9)	(0.25)
Non-restructuring impairment charges	—	—	16.9	0.15	—	—	—	—
Change in contingent consideration fair value	—	6.3	(6.3)	(0.06)	—	—	—	—
Acquisition related expenses	—	(3.0)	3.0	0.03	—	(7.1)	7.1	0.06
Significant legal and environmental changes	—	(11.5)	11.5	0.10	—	(51.3)	51.3	0.44
Income taxes (2)	—	—	(177.3)	(1.55)	—	—	(148.3)	(1.27)
Dilutive share impact (3)	—	—	—	—	—	—	(4.1)	(0.02)
As adjusted	$1,335.0	$460.8	$467.5	$4.09	$1,148.2	$426.3	$407.8	$3.49

Percent of net sales	72.8%	25.1%	25.5%		72.3%	26.9%	25.7%

(1)	Includes pre-tax accelerated depreciation.

(2)
Includes tax effects of above adjustments as well as the elimination of deferred tax benefits related to acquired intangibles. Deferred tax benefits are recognized not only on intangible asset amortization, but also on recurrent cash tax payments to the IRS associated with internal installment sale transactions.

(3)
For the six months ended March 27, 2015, the diluted net income per share on a GAAP basis was required to be calculated using the two-class method of calculating net income per share. This method required $1.9 million of net income be allocated to participating securities for the six months ended March 27, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 116.8 million for the six months ended March 27, 2015. Due to the fiscal 2015 vesting of equity awards that qualified as participating securities, the Company is no longer required to use the two-class method, and therefore applied the treasury stock method for the six months ended March 27, 2015.

MALLINCKRODT PLC
SEGMENT NET SALES AND CONSTANT-CURRENCY GROWTH
(unaudited, in millions)

	Six Months Ended
	March 25, 2016	March 27, 2015	Percent change	Currency impact	Constant-currency growth
Specialty Brands	$1,078.2	$707.9	52.3%	(0.3)%	52.6%
Specialty Generics	522.0	647.0	(19.3)	(0.8)	(18.5)
Nuclear Imaging	205.8	211.4	(2.6)	(2.8)	0.2
	1,806.0	1,566.3	15.3	(0.9)	16.2
Other(1)	26.8	20.9	28.2	—	28.2
Net sales	$1,832.8	$1,587.2	15.5%	(0.9)%	16.4%

(1)
Represents net sales from an ongoing, post-divestiture supply agreement with the acquirer of the CMDS business. Amounts for periods prior to the divestiture represent the reclassification of intercompany sales to third-party sales to conform with the expected presentation of the ongoing supply agreement.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Six Months Ended
	March 25, 2016	March 27, 2015	Percent change	Currency impact	Constant-currency growth
Specialty Brands
Acthar	$535.1	$494.4	8.2%	—%	8.2%
Inomax	226.3	—	—	—	—%
Ofirmev	138.0	139.5	(1.1)	—	(1.1)%
Therakos immunotherapy	100.6	—	—	—	—%
Hemostasis	11.4	—	—	—	—%
Other	66.8	74.0	(9.7)	(0.5)	(9.2)%
Specialty Brands Total	$1,078.2	$707.9	52.3%	(0.3)%	52.6%

Specialty Generics
Hydrocodone (API) and hydrocodone-containing tablets	$77.5	$100.6	(23.0)%	—%	(23.0)%
Oxycodone (API) and oxycodone-containing tablets	66.8	95.6	(30.1)	—	(30.1)
Methylphenidate ER	55.8	82.6	(32.4)	—	(32.4)
Other controlled substances	231.6	257.3	(10.0)	—	(10.0)
Other	90.3	110.9	(18.6)	(4.9)	(13.7)
Specialty Generics Total	$522.0	$647.0	(19.3)%	(0.8)%	(18.5)%

Nuclear Imaging Total	$205.8	$211.4	(2.6)%	(2.8)%	0.2%

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	March 25, 2016	September 25, 2015
Assets
Current Assets:
Cash and cash equivalents	$341.4	$365.9
Accounts receivable, net	503.5	548.5
Inventories	377.1	281.8
Deferred income taxes	116.3	142.7
Prepaid expenses and other current assets	205.6	207.3
Current assets held for sale	1.0	299.9
Total current assets	1,544.9	1,846.1
Property, plant and equipment, net	999.4	991.3
Goodwill	3,645.3	3,649.4
Intangible assets, net	9,425.3	9,666.3
Other assets	288.7	251.0
Total Assets	$15,903.6	$16,404.1

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$21.6	$22.3
Accounts payable	118.0	133.0
Accrued payroll and payroll-related costs	99.6	103.7
Accrued interest	98.3	80.2
Accrued and other current liabilities	549.5	517.4
Current liabilities held for sale	5.1	72.8
Total current liabilities	892.1	929.4
Long-term debt	6,409.6	6,474.3
Pension and postretirement benefits	132.7	116.7
Environmental liabilities	72.5	73.3
Deferred income taxes	2,872.2	3,132.4
Other income tax liabilities	118.3	121.3
Other liabilities	308.3	245.5
Total Liabilities	10,805.7	11,092.9
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	23.6	23.5
Ordinary shares held in treasury at cost	(611.3)	(109.7)
Additional paid-in capital	5,382.4	5,357.6
Retained earnings	368.3	38.9
Accumulated other comprehensive income	(65.1)	0.9
Total Shareholders' Equity	5,097.9	5,311.2
Total Liabilities and Shareholders' Equity	$15,903.6	$16,404.1

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Six Months Ended
	March 25, 2016	March 27, 2015
Cash Flows From Operating Activities:
Net income	$329.4	$191.5
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	417.5	301.2
Share-based compensation	19.8	65.9
Deferred income taxes	(224.0)	(124.2)
Non-cash impairment charges	16.9	—
Gain on disposal of discontinued operations	(97.4)	—
Other non-cash items	9.2	(59.6)
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	50.6	(29.8)
Inventories	1.3	42.3
Accounts payable	(16.2)	19.1
Income taxes	71.9	82.3
Other	(38.9)	(123.2)
Net cash provided by operating activities	540.1	365.5
Cash Flows From Investing Activities:
Capital expenditures	(91.4)	(55.1)
Acquisitions and intangibles, net of cash acquired	(170.1)	—
Proceeds from disposal of discontinued operations, net of cash	269.8	—
Restricted cash	21.1	0.4
Other	4.6	1.7
Net cash provided by (used in) investing activities	34.0	(53.0)
Cash Flows From Financing Activities:
Issuance of external debt	78.4	80.0
Repayment of external debt and capital leases	(151.5)	(63.5)
Debt financing costs	(0.1)	(0.4)
Excess tax benefit from share-based compensation	—	20.2
Proceeds from exercise of share options	6.3	20.6
Repurchase of shares	(501.6)	(12.3)
Other	(30.0)	(4.0)
Net cash (used in) provided by financing activities	(598.5)	40.6
Effect of currency rate changes on cash	(0.1)	(7.4)
Net increase in cash and cash equivalents	(24.5)	345.7
Cash and cash equivalents at beginning of period	365.9	707.8
Cash and cash equivalents at end of period	$341.4	$1,053.5

MALLINCKRODT PLC
HISTORICAL PRO FORMA NET SALES (1)
(unaudited, in millions)

	Three Months Ended (2)
	December 26, 2014	March 27, 2015	June 26, 2015	September 25, 2015
Inomax (3)	$95.7	$101.5	$98.1	$103.7
Therakos immunotherapy	48.2	45.0	46.2	46.1
Hemostasis products (4)	17.9	16.3	15.9	15.4

(1)
Mallinckrodt may from time to time reference pro forma net sales in its public communications, which is considered a "non-GAAP" financial measure under applicable SEC rules and regulations.  Pro forma net sales is a key financial measure used by management to assess net sales growth, and represents net sales of acquired products or businesses as if the product or business had been owned by Mallinckrodt for the entire period presented.  This adjusted measure should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP.  Mallinckrodt's definition of this adjusted measure may differ from similarly titled measures used by others.  Unless otherwise noted, amounts in the table represent historical pro forma net sales prior to Mallinckrodt's acquisition and are excluded from Mallinckrodt's historical financial information.

(2)
Unless otherwise noted, the periods presented above represents the three calendar months most closely aligned to Mallinckrodt's fiscal periods, as the prior owners utilized calendar month end reporting. As such the periods presented above included 92, 90, 91 and 92 days for the three months ended December 26, 2014, March 27, 2015, June 26, 2015 and September 25, 2015, respectively, instead of 91 days in Mallinckrodt's three months ended for those periods.

(3)
Inomax pro forma net sales for the three months ended June 26, 2015, included only 87 days as this represented the period it was acquired by Mallinckrodt and converted from calendar reporting to Mallinckrodt's fiscal periods. The three months ended June 26, 2015 included $16.7 million of net sales prior to the acquisition (April 1, 2015 through April 15, 2015) that are excluded from Mallinckrodt's historical financial information and $81.5 million of post-acquisition net sales (April 16, 2015 through June 26, 2015) that are included within Mallinckrodt's historical financial information. The Inomax net sales for the three months ended September 25, 2015 (June 27, 2015 through September 25, 2015) are fully included within Mallinckrodt's historical financial information.

(4)	Represents historical net sales of Recothrom.